INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-74050) relating to the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc. and the Registration Statement on Form S-8 (No. 33-80979) relating to the Employee Stock Purchase Plan of Shoe Carnival, Inc. of our report dated March 7, 1997, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the year ended February 1, 1997.


/s/ Deloitte & Touche LLP

Stamford Connecticut
May 1, 1997